Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports second quarter fiscal 2024 results

•	Delivered strong second quarter and first half financial performance

•	Increased financial guidance based on year-to-date operational outperformance and confidence in the second half of the year

•	Backlog reached an all-time high, driven by a continued near record win rate and strength in nearly all end markets

•	Strong cash flow enabled the return of $145 million to shareholders in the first half of the year through share repurchases and dividends, consistent with the Company’s returns-focused capital allocation policy

DALLAS (May 6, 2024) — AECOM (NYSE:ACM), the world’s trusted infrastructure consulting firm, today reported second quarter fiscal 2024 results.

	Second Quarter Fiscal 2024
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$3,944	--	13%	--
Net Service Revenue (NSR)[2]	--	$1,820	--	8%
Operating Income	$200	$240	2%	13%
Segment Operating Margin[3]	--	15.1%	--	+70	bps
Net Income	$111	$142	(6)%	10%
EPS (Fully Diluted)	$0.81	$1.04	(4)%	13%
EBITDA[4]	--	$268	--	10%
EBITDA Margin[5]	--	15.4%	--	+40	bps
Operating Cash Flow	$94	--	725%	--
Free Cash Flow[6]	--	$74	--	NM
Total Backlog	$23,745	--	3%[7]	--

Second Quarter Fiscal 2024 Highlights

•	Reflecting as reported performance from continuing operations, revenue increased 13% to $3.9 billion, operating income increased 2% to $200 million, the operating margin decreased 60 basis points to 5.1% due to restructuring-related expenses, net income decreased 6% to $111 million, and diluted earnings per share decreased 4% to $0.81.

•	Net service revenue[2] increased by 8%, driven by the Water, Transportation and Environment end markets, where AECOM is ranked #1 by ENR, and a growing contribution from larger wins.

o	The net service revenue growth rate included an approximately 100 basis point headwind from fewer working days compared to the prior year period.

•	The segment adjusted[1] operating margin[3] increased by 70 basis points to 15.1% and the adjusted EBITDA margin[5] increased by 40 basis points to 15.4%; both metrics set a new second quarter record driven by the benefits of growth, operating efficiencies, and strong execution, while enabling strong investments in business development.

•	Adjusted[1] EBITDA[4] increased by 10% to a new record and adjusted[1] EPS increased by 13%; adjusted[1] EPS increased by 17% on an operational basis[8], which was partially offset by a higher tax rate compared to the prior year.

•	Total backlog increased by 3%[7] to a record level driven by a continued high win rate and a growing contribution from larger wins that enhance long-term earnings visibility.

‒	Program Management backlog increased by 45% to a record high, with strength driven by large Transportation, Water, and energy transition related wins.

‒	Through ongoing investments in Program Management and Advisory, the Company has extended its competitive advantages, expanded its addressable share of the high value global infrastructure cycle, and elevated its value proposition for clients.

Fiscal 2024 Financial Guidance

•	The Company raised its fiscal 2024 adjusted EBITDA[4] guidance to between $1,070 million and $1,105 million, reflecting strong operational performance to date and confidence in the second half of the fiscal year, supported by a record backlog position.

•	The Company’s guidance also includes expectations for:

‒	Organic NSR[2] growth of approximately 8% to 10%.

‒	A segment adjusted[1] operating income margin[3] of approximately 15.6%, representing a 90 basis point increase from fiscal 2023.

‒	Adjusted[1] EPS of between $4.35 and $4.55, representing a 20% increase at the mid-point over fiscal 2023.

•	Other assumptions incorporated into guidance:

‒	100%+ free cash flow[6] conversion, reflecting the highly cash generative nature of the Company’s Professional Services business.

‒	An average fully diluted share count of 137 million, which reflects only shares repurchased to-date, though the Company intends to continue repurchasing stock which would provide a benefit to per share earnings.

‒	An adjusted effective tax rate of between 24% and 26% for the full year; this includes an expected tax rate in the high 20%’s in the third fiscal quarter, consistent with last year’s phasing.

•	The Company expects to deliver a return on invested capital[9] (ROIC) of approximately 20% in fiscal 2024.

•	See the Regulation G Information tables at the back of this release for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

Cash Flow, Balance Sheet and Capital Allocation Update

•	Operating cash flow in the second quarter was $94 million and free cash flow[6] was $74 million, which contributed to a 156% increase in free cash flow in the first half of the fiscal year as compared to the prior year period.

•	The Company’s returns-focused capital allocation policy prioritizes investments in organic growth followed by share repurchases and dividends.

–	Returned $145 million to shareholders through share repurchases and dividends in the first half of the fiscal year, consistent with the Company’s free cash flow phasing.

–	In total, the Company has returned nearly $2.1 billion of capital to shareholders through share repurchases and dividends since September 2020.

•	In April, the Company completed a strategic refinancing of its revolving credit facility, Term Loan A and Term Loan B to lock in historically attractive pricing and extend the maturity of its debt, with no material change to expected annual net interest expense. This transaction enhanced the Company’s ability to operate with greater certainty, invest in organic growth, and return capital to shareholders.

“We delivered strong second quarter and first half financial performance, and as a result we are increasing the mid-point of our adjusted EBITDA guidance for the full year,” said Troy Rudd, AECOM’s chief executive officer. “Across our performance, our strong revenue growth, record profitability, and a record backlog and pipeline demonstrate the competitive advantage we have built. Our Program Management and Advisory services are a key element of our success as we leverage the strength of our 52,000 technical experts, elevate the value of our capabilities and capture a greater share of the profit opportunity on our pursuits. Our Program Management backlog increased 45% year-over-year in the quarter and continues to represent an increasing share of our work, which provides us with greater visibility as the secular mega trends of global infrastructure investment, sustainability and resilience, and the energy transition accelerate.”

“We are investing in our technical expertise and in global collaboration, and as a result, we continue to win at a high rate, which is evident in our record backlog and pipeline,” said Lara Poloni, AECOM’s president. “To build on this momentum, we recently launched our TechEx initiative aimed at elevating our culture through an unrivaled commitment to technical and professional development programs for our teams. When combined with our focus on our highest-returning markets and largest clients, we have created a platform that allows us to consistently bring our best resources to our clients’ most challenging infrastructure investments. As a result, on all of our largest wins, it is the strength of our technical proposal and expertise that have led to our successes.”

“Our strong second quarter and year-to-date results underpin our confidence in the full year, including in delivering on the increase to the mid-point of our adjusted EBITDA guidance,” said Gaurav Kapoor, AECOM’s chief financial and operations officer. “Building on the strength of our financial performance, after the quarter ended, we successfully amended and extended our credit facility, creating greater certainty around our cost of capital and maintaining a prudent mix of approximately 70% fixed and 30% floating rate debt. Importantly, even in the current higher interest rate environment, we maintained our historically low cost of debt and are able to continue to execute on our returns-focused capital allocation policy with confidence.”

Business Segments

Americas

Revenue in the second quarter was $3.0 billion. Net service revenue2 was $1.1 billion, a 10% increase from the prior year.

Operating income increased by 6% over the prior year to $189 million. On an adjusted1 basis, operating income increased by 6% to $194 million. The adjusted operating margin on net service revenue was 18.0%, which remains at the top of our industry, and includes the positive impacts of growth and enables investments to enhance the Company’s technical and digital capabilities and to pursue a record volume of opportunities.

International

Revenue in the second quarter was $905 million. Net service revenue2 was $746 million, a 6% increase from the prior year. The Company had fewer working days compared to the prior year period, which resulted in an approximately 200 basis point headwind to net service revenue growth.

Operating income and adjusted1 operating income both increased by 35% over the prior year to $81 million and $82 million, respectively. The adjusted operating margin on net service revenue increased by 240 basis points over the prior year to 10.9%, which is driven by the Company’s narrowed geographic focus, reduced real estate footprint, and ongoing operational efficiencies.

AECOM Capital

After the quarter ended, the Company completed a transaction that transitioned the AECOM Capital team to a new platform and enabled the team to continue to support AECOM Capital’s existing investments and investment vehicles in a manner consistent with its current obligations, while capping expected future G&A costs associated with the wind-down of activities.

Discontinued Operations

The Company recorded a $103 million loss related to revisions of estimated contingent consideration receivables recognized at the time of sale related to the 2021 sale of the Company’s civil construction business.

Balance Sheet

As of March 31, 2024, AECOM had $1.2 billion of total cash and cash equivalents, $2.2 billion of total debt and $1.0 billion of net debt (total debt less cash and cash equivalents). Net leverage10 was 0.9x.

Tax Rate

The effective tax rate was 26.6% in the second quarter. On an adjusted1 basis, the effective tax rate was 28.2%. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on adjusted net income11. The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call tomorrow at 8 a.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends, and outlook. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets, non-core AECOM Capital and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

3 Reflects segment operating performance, excluding AECOM Capital and G&A, and margins are presented on a net service revenue basis.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Adjusted EBITDA margin includes non-controlling interests in EBITDA and is on a net service revenue basis.

6 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment; free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to AECOM.

7 Backlog represents the total value of work for which AECOM has been selected that is expected to be completed by consolidated subsidiaries and includes the proportionate share of work expected to be performed by unconsolidated joint ventures. Backlog in the construction management business is included on a net service revenue basis. Growth rates are presented on a constant-currency basis.

8 Includes the impact from net service revenue growth, margin expansion and lower share count.

9 Return on invested capital, or ROIC, reflects continuing operations and is calculated as the sum of adjusted net income as presented in the Company’s Regulation G Information and adjusted interest expense, net of interest income, divided by average quarterly invested capital as defined as the sum of attributable shareholder’s equity and total debt, less cash and cash equivalents.

10 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

11 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy, and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical and digital expertise, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $14.4 billion in fiscal year 2023. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; potential government shutdowns or other funding circumstances that may cause governmental agencies to modify, curtail or terminate our contracts; losses under fixed-price contracts; limited control over operations that run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs, geopolitical events, and conflicts; currency exchange rate and interest fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; managing pension costs; AECOM Capital real estate development projects; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas businesses, including the risk that any purchase adjustments from those transactions could be unfavorable and result in any future proceeds owed to us as part of the transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, segment adjusted operating margin, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted operating income, adjusted net income, adjusted EBITDA and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to present the cash generated from operations after capital expenditures to maintain our business. We present net service revenue (NSR) to exclude pass-through subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.  We present adjusted tax rate to reflect the tax rate on adjusted earnings. We also use constant-currency growth rates where appropriate, which are calculated by conforming the current period results to the comparable period exchange rates.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release. The Company is unable to reconcile certain of its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.  The Company is unable to provide a reconciliation of its guidance for NSR to GAAP revenue because it is unable to predict with reasonable certainty its pass-through revenue.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Six Months Ended

	March 31, 2023	March 31, 2024	% Change	March 31, 2023	March 31, 2024	% Change

Revenue	$3,490,172	$3,943,833	13.0%	$6,872,527	$7,843,753	14.1%
Cost of revenue	3,262,078	3,682,659	12.9%	6,429,445	7,338,609	14.1%
Gross profit	228,094	261,174	14.5%	443,082	505,144	14.0%
Equity in earnings (losses) of joint ventures	7,456	19,459	161.0%	17,285	(9,482)	(154.9)%
General and administrative expenses	(34,147)	(44,686)	30.9%	(69,759)	(80,410)	15.3%
Restructuring costs	(3,973)	(35,465)	792.7%	(41,432)	(51,645)	24.7%
Income from operations	197,430	200,482	1.5%	349,176	363,607	4.1%
Other income	2,501	2,622	4.8%	4,485	5,191	15.7%
Interest income	9,804	15,422	57.3%	15,690	27,524	75.4%
Interest expense	(42,372)	(47,723)	12.6%	(79,072)	(88,980)	12.5%
Income from continuing operations before taxes	167,363	170,803	2.1%	290,279	307,342	5.9%
Income tax expense for continuing operations	41,105	45,385	10.4%	66,870	72,043	7.7%
Income from continuing operations	126,258	125,418	(0.7)%	223,409	235,299	5.3%
Loss from discontinued operations	(41,775)	(109,388)	161.9%	(42,163)	(110,675)	162.5%
Net income	84,483	16,030	(81.0)%	181,246	124,624	(31.2)%

Net income attributable to noncontrolling interests from continuing operations	(8,089)	(14,113)	74.5%	(17,733)	(27,230)	53.6%
Net loss (income) attributable to noncontrolling interests from discontinued operations	221	(910)	(511.8)%	1,047	(1,949)	(286.2)%
Net income attributable to noncontrolling interests	(7,868)	(15,023)	90.9%	(16,686)	(29,179)	74.9%

Net income attributable to AECOM from continuing operations	118,169	111,305	(5.8)%	205,676	208,069	1.2%
Net loss attributable to AECOM from discontinued operations	(41,554)	(110,298)	165.4%	(41,116)	(112,624)	173.9%
Net income attributable to AECOM	$76,615	$1,007	(98.7)%	$164,560	$95,445	(42.0)%

Net income (loss) attributable to AECOM per share:
Basic continuing operations per share	$0.85	$0.82	(3.5)%	$1.48	$1.53	3.4%
Basic discontinued operations per share	(0.30)	(0.81)	170.0%	(0.29)	(0.83)	186.2%
Basic earnings per share	$0.55	$0.01	(98.2)%	$1.19	$0.70	(41.2)%

Diluted continuing operations per share	$0.84	$0.81	(3.6)%	$1.46	$1.52	4.1%
Diluted discontinued operations per share	(0.29)	(0.80)	175.9%	(0.29)	(0.82)	182.8%
Diluted earnings per share	$0.55	$0.01	(98.2)%	$1.17	$0.70	(40.2)%

Weighted average shares outstanding:
Basic	138,927	136,006	(2.1)%	138,807	135,952	(2.1)%
Diluted	140,335	136,712	(2.6)%	140,489	136,907	(2.5)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2023	March 31, 2024
Balance Sheet Information:
Total cash and cash equivalents	$1,260,206	$1,185,806
Accounts receivable and contract assets – net	4,069,504	4,452,344
Working capital	319,228	361,671
Total debt, excluding unamortized debt issuance costs	2,217,255	2,205,837
Total assets	11,233,398	11,457,393
Total AECOM stockholders’ equity	2,212,332	2,198,667

AECOM

Reportable Segments

(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended March 31, 2024
Revenue	$3,038,575	$904,787	$471	$-	$3,943,833
Cost of revenue	2,854,102	828,557	-	-	3,682,659
Gross profit	184,473	76,230	471	-	261,174
Equity in earnings of joint ventures	4,730	4,948	9,781	-	19,459
General and administrative expenses	-	-	(9,676)	(35,010)	(44,686)
Restructuring costs	-	-	-	(35,465)	(35,465)
Income from operations	$189,203	$81,178	$576	$(70,475)	$200,482

Gross profit as a % of revenue	6.1%	8.4%	-	-	6.6%

Three Months Ended March 31, 2023
Revenue	$2,630,170	$859,821	$181	$-	$3,490,172
Cost of revenue	2,456,859	805,219	-	-	3,262,078
Gross profit	173,311	54,602	181	-	228,094
Equity in earnings (losses) of joint ventures	4,878	5,411	(2,833)	-	7,456
General and administrative expenses	-	-	(2,917)	(31,230)	(34,147)
Restructuring costs	-	-	-	(3,973)	(3,973)
Income (loss) from operations	$178,189	$60,013	$(5,569)	$(35,203)	$197,430

Gross profit as a % of revenue	6.6%	6.4%	-	-	6.5%

Six Months Ended March 31, 2024
Revenue	$6,077,258	$1,765,828	$667	$-	$7,843,753
Cost of revenue	5,721,810	1,616,799	-	-	7,338,609
Gross profit	355,448	149,029	667	-	505,144
Equity in earnings (losses) of joint ventures	8,388	9,230	(27,100)	-	(9,482)
General and administrative expenses	-	-	(12,127)	(68,283)	(80,410)
Restructuring costs	-	-	-	(51,645)	(51,645)
Income (loss) from operations	$363,836	$158,259	$(38,560)	$(119,928)	$363,607

Gross profit as a % of revenue	5.8%	8.4%	-	-	6.4%

Contracted backlog	$8,760,619	$4,261,367	$-	$-	$13,021,986
Awarded backlog	8,616,783	2,105,750	-	-	10,722,533
Total backlog	$17,377,402	$6,367,117	$-	$-	$23,744,519

Total backlog – Design only	$15,924,738	$6,367,117	$-	$-	$22,291,855

Six Months Ended March 31, 2023
Revenue	$5,209,481	$1,662,617	$429	$-	$6,872,527
Cost of revenue	4,873,265	1,556,180	-	-	6,429,445
Gross profit	336,216	106,437	429	-	443,082
Equity in earnings of joint ventures	5,761	8,709	2,815	-	17,285
General and administrative expenses	-	-	(5,595)	(64,164)	(69,759)
Restructuring costs	-	-	-	(41,432)	(41,432)
Income (loss) from operations	$341,977	$115,146	$(2,351)	$(105,596)	$349,176

Gross profit as a % of revenue	6.5%	6.4%	-	-	6.4%

Contracted backlog	$7,887,466	$4,097,400	$-	$-	$11,984,866
Awarded backlog	8,999,950	1,996,188	-	-	10,996,138
Total backlog	$16,887,416	$6,093,588	$-	$-	$22,981,004

Total backlog – Design only	$14,865,535	$6,093,588	$-	$-	$20,959,123

AECOM

Regulation G Information

(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Six Months Ended
	Mar 31, 2023	Dec 31, 2023	Mar 31, 2024	Mar 31, 2023	Mar 31, 2024
Americas
Revenue	$2,630.2	$3,038.7	$3,038.6	$5,209.5	$6,077.3
Less: Pass-through revenue	1,654.5	2,061.0	1,965.4	3,310.1	4,026.4
Net service revenue	$975.7	$977.7	$1,073.2	$1,899.4	$2,050.9

International
Revenue	$859.8	$861.0	$904.8	$1,662.6	$1,765.8
Less: Pass-through revenue	156.9	131.1	159.0	290.8	290.1
Net service revenue	$702.9	$729.9	$745.8	$1,371.8	$1,475.7

Segment Performance (excludes ACAP)
Revenue	$3,490.0	$3,899.7	$3,943.4	$6,872.1	$7,843.1
Less: Pass-through revenue	1,811.4	2,192.1	2,124.4	3,600.9	4,316.5
Net service revenue	$1,678.6	$1,707.6	$1,819.0	$3,271.2	$3,526.6

Consolidated
Revenue	$3,490.1	$3,899.9	$3,943.9	$6,872.5	$7,843.8
Less: Pass-through revenue	1,811.4	2,192.1	2,124.4	3,600.9	4,316.5
Net service revenue	$1,678.7	$1,707.8	$1,819.5	$3,271.6	$3,527.3

Reconciliation of Total Debt to Net Debt

	Balances at:
	Mar 31, 2023	Dec 31, 2023	Mar 31, 2024
Short-term debt	$4.7	$3.2	$2.9
Current portion of long-term debt	52.3	88.4	88.6
Long-term debt, excluding unamortized debt issuance costs	2,169.1	2,123.4	2,114.4
Total debt	2,226.1	2,215.0	2,205.9
Less: Total cash and cash equivalents	1,073.5	1,192.3	1,185.8
Net debt	$1,152.6	$1,022.7	$1,020.1

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Six Months Ended
	Mar 31, 2023	Dec 31, 2023	Mar 31, 2024	Mar 31, 2023	Mar 31, 2024
Net cash provided by operating activities	$11.5	$143.1	$94.3	$131.5	$237.4
Capital expenditures, net	(32.3)	(56.2)	(20.3)	(68.6)	(76.5)
Free cash flow	$(20.8)	$86.9	$74.0	$62.9	$160.9

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2023	Dec 31, 2023	Mar 31, 2024	Mar 31, 2023	Mar 31, 2024
Reconciliation of Income from Operations to Adjusted Income from Operations to Adjusted EBITDA with Noncontrolling Interests (NCI) to Adjusted EBITDA
Income from operations	$197.5	$163.1	$200.5	$349.2	$363.6
Noncore AECOM Capital loss (income)	5.6	39.1	(0.6)	2.4	38.5
Restructuring costs	3.9	16.2	35.5	41.4	51.7
Amortization of intangible assets	4.6	4.6	4.7	9.3	9.3
Adjusted income from operations	$211.6	$223.0	$240.1	$402.3	$463.1
Other income	2.5	2.6	2.5	4.5	5.1
Depreciation	38.4	37.5	38.3	76.1	75.8
Adjusted EBITDA with NCI	$252.5	$263.1	$280.9	$482.9	$544.0
Net income attributable to NCI from continuing operations excluding interest income included in NCI	(8.1)	(11.7)	(12.7)	(17.7)	(24.4)
Amortization of intangible assets included in NCI	(0.1)	(0.2)	-	(0.3)	(0.2)
Adjusted EBITDA	$244.3	$251.2	$268.2	$464.9	$519.4

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes
Income from continuing operations before taxes	$167.4	$136.5	$170.8	$290.3	$307.3
Noncore AECOM Capital loss (income)	5.6	39.1	(0.6)	2.4	38.5
Restructuring costs	3.9	16.2	35.5	41.4	51.7
Amortization of intangible assets	4.6	4.6	4.7	9.3	9.3
Financing charges in interest expense	1.2	1.3	1.2	2.4	2.5
Adjusted income from continuing operations before taxes	$182.7	$197.7	$211.6	$345.8	$409.3

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations
Income tax expense for continuing operations	$41.1	$26.6	$45.4	$66.9	$72.0
Tax effect of the above adjustments(1)	4.3	14.0	10.4	13.7	24.4
Valuation allowances and other tax only items	0.6	-	-	0.6	-
Adjusted income tax expense for continuing operations	$46.0	$40.6	$55.8	$81.2	$96.4

Reconciliation of Net Income Attributable to Noncontrolling Interests (NCI) from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations
Net income attributable to noncontrolling interests from continuing operations	$(8.1)	$(13.1)	$(14.1)	$(17.7)	$(27.2)
Amortization of intangible assets included in NCI	(0.1)	(0.2)	-	(0.3)	(0.2)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(8.2)	$(13.3)	$(14.1)	$(18.0)	$(27.4)

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations
Net income attributable to AECOM from continuing operations	$118.2	$96.8	$111.3	$205.7	$208.1
Noncore AECOM Capital loss (income), net of NCI	5.6	39.1	(0.6)	2.4	38.5
Restructuring costs	3.9	16.2	35.5	41.4	51.7
Amortization of intangible assets	4.6	4.6	4.7	9.3	9.3
Financing charges in interest expense	1.2	1.3	1.2	2.4	2.5
Tax effect of the above adjustments(1)	(4.3)	(14.0)	(10.4)	(13.7)	(24.4)
Valuation allowances and other tax only items	(0.6)	-	-	(0.6)	-
Amortization of intangible assets included in NCI	(0.1)	(0.2)	-	(0.3)	(0.2)
Adjusted net income attributable to AECOM from continuing operations	$128.5	$143.8	$141.7	$246.6	$285.5

(1)  Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2023	Dec 31, 2023	Mar 31, 2024	Mar 31, 2023	Mar 31, 2024
Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share
Net income attributable to AECOM from continuing operations per diluted share	$0.84	$0.71	$0.81	$1.46	$1.52
Per diluted share adjustments:
Noncore AECOM Capital loss, net of NCI	0.04	0.29	-	0.02	0.28
Restructuring costs	0.03	0.12	0.26	0.29	0.38
Amortization of intangible assets	0.03	0.03	0.03	0.07	0.07
Financing charges in interest expense	0.01	0.01	0.01	0.02	0.02
Tax effect of the above adjustments(1)	(0.03)	(0.11)	(0.07)	(0.11)	(0.18)
Adjusted net income attributable to AECOM from continuing operations per diluted share	$0.92	$1.05	$1.04	$1.75	$2.09
Weighted average shares outstanding – basic	138.9	135.9	136.0	138.8	136.0
Weighted average shares outstanding – diluted	140.3	137.1	136.7	140.5	136.9

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted EBITDA
Net income attributable to AECOM from continuing operations	$118.2	$96.8	$111.3	$205.7	$208.1
Income tax expense	41.1	26.6	45.4	66.9	72.0
Depreciation and amortization	44.0	43.1	44.2	87.4	87.3
Interest income, net of NCI	(9.8)	(10.7)	(14.1)	(15.7)	(24.8)
Interest expense	42.4	41.3	47.7	79.1	89.0
Amortized bank fees included in interest expense	(1.2)	(1.2)	(1.2)	(2.4)	(2.4)
Noncore AECOM Capital (income) loss, net of NCI	5.6	39.1	(0.6)	2.4	38.5
Restructuring costs	4.0	16.2	35.5	41.5	51.7
Adjusted EBITDA	$244.3	$251.2	$268.2	$464.9	$519.4

Reconciliation of Segment Income from Operations to Adjusted Segment Income from Operations
Americas Segment:
Segment Income from operations	$178.2	$174.6	$189.2	$342.0	$363.8
Amortization of intangible assets	4.3	4.3	4.3	8.7	8.6
Adjusted segment income from operations	$182.5	$178.9	$193.5	$350.7	$372.4

International Segment:
Segment Income from operations	$60.0	$77.1	$81.2	$115.1	$158.3
Amortization of intangible assets	0.3	0.3	0.4	0.6	0.7
Adjusted segment income from operations	$60.3	$77.4	$81.6	$115.7	$159.0

Segment Performance (excludes ACAP & G&A):
Segment Income from operations	$238.2	$251.7	$270.4	$457.1	$522.1
Amortization of intangible assets	4.6	4.6	4.7	9.3	9.3
Adjusted segment income from operations	$242.8	$256.3	$275.1	$466.4	$531.4

AECOM
Regulation G Information

FY2024 GAAP EPS Guidance based on Adjusted EPS Guidance
(all figures approximate)
Fiscal Year End 2024
GAAP EPS Guidance	$3.63 to $3.95
Adjusted EPS excludes:
Amortization of intangible assets	$0.13
Amortization of deferred financing fees	$0.04
Noncore AECOM Capital	$0.28
Restructuring expenses	$0.51 to $0.36
Tax effect of the above items	($0.24) to ($0.21)
Adjusted EPS Guidance	$4.35 to $4.55

FY2024 GAAP Net Income from Continuing Operations Guidance based on Adjusted EBITDA Guidance
(in millions, all figures approximate)
Fiscal Year End 2024
GAAP net income from continuing operations guidance	$558 to $589
Net income attributable to noncontrolling interest from continuing operations	($60) to ($50)
Net income attributable to AECOM from continuing operations	$498 to $539
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$18
Amortization of deferred financing fees	$5
Noncore AECOM Capital	$39
Restructuring expenses	$70 to $50
Tax effect of the above items	($33) to ($28)
Adjusted net income attributable to AECOM from continuing operations	$597 to $623
Adjusted EBITDA excludes:
Depreciation	$152
Adjusted interest expense, net	$120
Tax expense, including tax effect of above items	$201 to $210
Adjusted EBITDA Guidance	$1,070 to $1,105

FY2024 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance
(in millions, all figures approximate)
Fiscal Year End 2024
GAAP interest expense guidance	$170
Finance charges in interest expense	$(5)
Interest income, net of NCI	$(45)
Adjusted net interest expense guidance	$120

FY2024 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance
(in millions, all figures approximate)
Fiscal Year End 2024
GAAP income tax expense guidance	$168 to $182
Tax effect of adjusting items	$33 to $28
Adjusted income tax expense guidance	$201 to $210

FY2024 GAAP Income from Operations as a % of Revenue Guidance based on Segment Adjusted Operating Income as a % of Net Service Revenue Guidance
(all figures approximate)
Fiscal Year End 2024
Income from operations as a % of revenue	5.9%
Pass-through revenues	8.3%
Amortization of intangible assets	0.1%
Corporate net expense	0.9%
Restructuring expenses*	0.4%
Segment adjusted operating income as a % of net service revenue	15.6%

*Based on midpoint of FY2024 guidance

Note: Variances in tables are due to rounding.